                               TRENWICK GROUP INC.
                            (A Delaware Corporation)


                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS


        1. CERTIFICATES REPRESENTING SHARES. Every holder of shares in the corporation shall be entitled to have a certificate or certificates signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the shares owned by him in the corporation. Any and all signatures on any such certificate(s) may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is used, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Whenever the corporation shall be authorized to issue more than one class of shares or more than one series of any class of shares, and whenever the corporation shall issue any shares as partly paid, the certificates representing shares of any such class or series or of any such partly paid shares shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of any class or series shall be noted conspicuously on the certificate representing such shares.

        The corporation may issue a new certificate of shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         3. SHARE TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

         4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of shares or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         5. CALLS ON SHARES. The Board of Directors may from time to time make calls upon the stockholders in respect of any moneys unpaid on their shares and not by the conditions of the allotment thereof made payable at fixed times. A call may be revoked or postponed at the discretion of the Board of Directors. A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorizing the call was passed and may be required to be paid by installments. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the stockholder from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Board of Directors may determine, but the Board of Directors shall be at liberty to waive payment of such interest wholly or in part. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these By-laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these By-laws as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified. The Board of Directors may, if they deem it appropriate, receive from any stockholder willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by such stockholder, and upon all or any of the monies so advanced may pay interest at such rate not exceeding ten percent (10%) per annum as may be agreed between the Board of Directors and the stockholder paying such sum in advance.

         6. FORFEITURE OF SHARES. If any stockholder fails to pay any call or installment on or before the date appointed for payment of the same, the Board of Directors may at any time thereafter, during such time as the call or installment remains unpaid, serve a notice on such stockholder requiring him to pay the same, together with any interest that may have accrued, and any expenses that may have been incurred by the corporation by reason of such non-payment. The notice shall designate a date (not less than thirty (30) days from the date of the notice), and a place on and at which such call or installment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or the installment is payable will be subject to forfeiture. If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or installments, interest and expenses due in respect thereof, be forfeited by resolution of the Board of Directors. Such forfeiture shall include all dividends declared or accruing in respect of the forfeited shares, and not actually paid before forfeiture. When any shares shall have been so forfeited, notice of the resolution shall be given to the stockholder in whose name it stood immediately before the forfeiture. Any shares so forfeited shall be deemed to be the property of the corporation, and the Board of Directors may sell, re-allot, or otherwise dispose of the same in such manner as it thinks fit. The Board of Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, cancel the forfeiture. Any stockholder whose shares have been forfeited shall be liable to pay, and shall forthwith pay to the Corporation, all calls, installments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon from the time of forfeiture until payment at ten percent (10%) per annum, and the Board of Directors may enforce the payment thereof if it thinks fit.

         7. STOCKHOLDERS MEETINGS.

            a. TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that each annual meeting shall be held within six (6) months after the end of the corporation's fiscal year, and each successive annual meeting shall be held on a date within thirteen (13) months after the date of the preceding annual meeting. Special meetings shall be held on the dates and at the times fixed by the Board of Directors.

            b. PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal office of the corporation.

            c. CALL. Except as otherwise required by law and subject to the rights of the holders of any one or more classes or series of preferred stock issued by the corporation, annual meetings and special meetings of stockholders of the corporation may be called only by the Chairman or President of the corporation pursuant to a resolution approved by a majority of the Board of Directors. The stockholders of the corporation shall not be entitled to request special meetings of stockholders.

            d. NOTICE OF WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally, by telex or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. Notice by telex shall be deemed to be given on the date following the date on which it was sent. An affidavit of the Chairman of the Board, the President or the Secretary that the notice has been sent shall be sufficient evidence of the facts stated therein. All notices mailed to addresses outside the United States shall be forwarded by air mail. If a meeting is adjourned to another time, not more than thirty days (30) hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

            e. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days (10) before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

            f. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

            g. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the shares itself or an interest in the corporation generally.

            h. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                  i. QUORUM. The holders of a majority of the outstanding votes, as determined in accordance with the Certificate of Incorporation, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         8. VOTING. Voting rights shall be determined in accordance with the Certificate of Incorporation. Any action shall be authorized by a majority of the votes cast except where the General Corporation Law, the Certificate of Incorporation or these By-laws prescribe a different percentage of votes.

                  For the election of the Board of Directors, and for any other action, voting need not be by ballot, except that a ballot may be requested by
(a) the Chairman of the meeting; or (b) at least three stockholders present in person or proxy; or (c) any stockholder or stockholders present in person or represented by proxy holding ten percent (10%) of the votes.

         9. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by the stockholders.


                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof. The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a citizen of the United States or a resident of the State of Delaware. The Board of Directors shall consist of not less than three (3) nor more than twenty (20) persons, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of at least a majority of the whole Board.

         3. ELECTION AND TERM. (a) The Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum.

                  (b) At the 1987 annual meeting of stockholders, the directors shall be divided into three classes, designated Class I, Class II and Class III and the provisions of this Section 3(b) shall become effective. Each class shall consist, as nearly as may be possible1 of one-third of the total number of directors constituting the whole Board. Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors from any cause whatsoever may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                  (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, pursuant to the Restated Certificate of Incorporation of the corporation, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article II unless expressly provided by such terms.

         4. REMOVAL. Subject to the rights of the holders of any one or more classes or series of preferred stock issued by the corporation, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.


         5. NOMINATIONS. Subject to the rights of holders of any one or more classes or series of preferred stock issued by the corporation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         6.       MEETINGS.

                  a. TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors or of a Board of Directors with a newly elected class shall be held as soon after such election as the Board of Directors may conveniently assemble.

                  b. PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  c. CALL. No call shall be required for regular meetings for which the time and place have been fixed. Any director may, and the Secretary at the request of a Director shall, request a special meeting of the Board of Directors.

                  d. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  e. QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or which govern action of disinterested directors.

                  f. CHAIRMAN OF THE MEETING. The Chairman of the Board, if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any, and if present and acting, or the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

         7. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         8. INFORMAL ACTION. Any member or members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.



                                   ARTICLE III

                                    OFFICERS


         1. DESIGNATION. The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Vice-Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution or instrument choosing them shall designate

        2. QUALIFICATION. Except as may otherwise be provided in the resolution or instrument choosing him, no officer other than the Chairman of the Board, and the Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

                Any officer may be removed, with or without cause, by the Board of Directors; and any subordinate or junior officer not chosen by the Board of Directors, but chosen under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who chose him. Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to choose the person to fill such office.

        4. CHOOSING OFFICERS. The Board of Directors shall choose the Chairman of the Board, the President, the Vice Presidents, the Secretary, the Treasurers, the Vice-Chairman of the Board, if any, the Assistant Treasurer, if any, and Assistant Secretaries, if any, and such other officers as may be designated by them, and may confer upon any executive officer or officers, authority to choose junior or subordinate officers.

         5. DUTIES AND AUTHORITY. In addition to those duties that may from time to time be delegated to them by the Board of Directors, the officers of the corporation shall have the following duties:

                  a. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and of the Board of Directors at which he is present, shall be ex-officio a member of all committees formed by the Board of Directors, shall be an active participant in the management of the business, shall have authority to do anything the President may do, and shall have such other duties and powers as the Board of Directors may prescribe.

                  b. PRESIDENT. The President shall be the chief operating officer of the corporation, shall with the Chairman of the Board have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, in the absence or non-election of the Chairman of the Board, shall preside at all meetings of the stockholders and the Board of Directors at which he is present if he is also a director. The President also shall execute bonds, mortgages, and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated expressly by the Board of Directors to some other officer or agent of the corporation, and shall have such other powers and duties as the Board of Directors may prescribe.

                  c. VICE-PRESIDENT. The Vice-President or Vice-Presidents, if any, shall have such duties and powers as the Board of Directors or the President may prescribe. In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any, or if there be more than one, the Vice-Presidents, in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their election, shall perform the duties and exercise the powers of the President.

                  d. SECRETARIES AND ASSISTANT SECRETARIES. The Secretary shall record the proceedings of all meetings of the stockholders and all meetings of the Board of Directors in books to be kept for that purpose, shall perform like duties for the standing committees when required, and shall give, or cause to be given, calls and/or notices of all meetings of the stockholders and meetings of the Board of Directors in accordance with these By-laws. The Secretary also shall have custody of the corporate seal and attest thereto when authorized by the Board of Directors or the President, and shall have such other duties and powers as the Board of Directors may prescribe.

                           The Assistant Secretary, if any, or if there be more
than one, the Assistant Secretaries, in the order designated by the Board of Directors, or, if there be no such designation, then in order of their election, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other duties and powers as the Board of Directors may prescribe.

                           In the absence of the Secretary or an Assistant
Secretary, at a meeting of the stockholders or the Board of Directors, an acting Secretary shall be chosen by the stockholders or directors, as the case may be, to exercise the duties of the Secretary at such meeting.

                           In the absence of the Secretary or an Assistant
Secretary, or in the event of the inability or refusal of the Secretary or any Assistant Secretary to give, or cause to be given, any call and/or notice required by law or these By-laws, any such call and/or notice may be given by any person so directed by the Board of Directors, the President or stockholders at whose request the meeting is called in accordance with these By-laws.

                  e. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Board of Directors, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall have such other duties and powers as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the corporation a bond, which shall be renewed every six years, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                  The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their election, shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have other duties and powers as the Board of Directors may prescribe.

                  f. OTHER OFFICERS. Any other officer shall have such powers and duties as the Board of Directors may prescribe.

         6. RESOLUTIONS AND INSTRUMENTS - EFFECT. The Secretary of the corporation shall keep, or cause to be kept, with the By-laws of the corporation, a copy of every resolution or instrument designating and choosing officers and prescribing their qualifications, tenure, authority, duties, compensation, and other appropriate incidents and attributes of office; and each such resolution or instrument shall be deemed to be a component part of these By-laws.


                                   ARTICLE IV

                                 INDEMNIFICATION

                    The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                    Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

                    The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested directors or otherwise.


                                    ARTICLE V

                               GENERAL PROVISIONS

             1. DIVIDENDS. Dividends upon the shares of the corporation shall be declared by the Board of Directors in any regular or special meeting, pursuant to law and to the Certificate of Incorporation. Dividends may be paid in cash, in property, or in shares. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. The Board of Directors may deduct from the dividends payable to any stockholder all moneys due to the corporation by such stockholder on account of calls or otherwise. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only on the basis of the percentage of the consideration actually paid thereon.

                  2. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by a resolution of the Board of Directors.

                  4. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE VI

                                   AMENDMENTS

         Subject to the provisions of the Restated Certificate of Incorporation, these By-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Restated Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or enact such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.